As filed with the Securities and Exchange Commission on May 12, 2005
                                                      Registration No. 333-55940

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________


                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)




          Delaware                                  72-1409562
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)

                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                                 (504) 569-1875
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ----------------------------
                2000 Stock Option Plan for Non-Employee Directors
                            (Full Title of the Plan)
                          ____________________________

                                  John H. Peper
                            Executive Vice President,
                     General Counsel and Corporate Secretary
                              Energy Partners, Ltd.
                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                                 (504) 569-1875
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ___________________

                          Copies of communications to:

                               John Schuster, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

                                EXPLANATORY NOTE

     Energy Partners, Ltd., a Delaware corporation ("EPL" or the "Registrant"), registered, pursuant to a Registration Statement on Form S-8 filed on February 20, 2001 (No. 333-55940) (the "Registration Statement"), the offer and sale of up to 250,000 shares of EPL's Common Stock, par value $0.01 per share (the "Common Stock"), issuable under EPL's 2000 Stock Option Plan for Non-Employee Directors (the "Plan"). EPL's Board of Directors has adopted, and its stockholders have approved, an Amended and Restated 2000 Stock Incentive Plan for Non-Employee Directors (the "Amended Plan") which, among other things, permits the use of restricted share units in addition to stock options and provides flexibility to adjust grants to maintain a competitive equity component for non-employee directors. The number of shares of Common Stock available for issuance under the Amended Plan was increased to 500,000 shares (inclusive of shares previously registered with respect to the Plan). The Amended Plan replaced the Plan as of the date that EPL's stockholders approved the Amended Plan. No future awards will be made under the Plan.

     In accordance with the principles set forth in Interpretation 89 under Section G, "Securities Act Forms," of the Manual of Publicly Available Telephone Interpretations (July 1997) of the Division of Corporation Finance of the Securities and Exchange Commission and Instruction E of the General Instructions to Form S-8, EPL is filing this Post-Effective Amendment No. 2 to the Registration Statement to remove 230,000 shares of Common Stock remaining under the Plan from registration under this Registration Statement.

     The shares of Common Stock that are hereby removed from registration will be carried over to and continue to be registered under a Registration Statement on Form S-8 (the "New Registration Statement") that will be filed contemporaneously with the filing of this Post-Effective Amendment No. 2. The New Registration Statement will register the offer and sale of up to an additional 250,000 shares of Common Stock issuable under the Amended Plan.

     The offer and sale of 100,000 shares of Common Stock issuable under EPL's Stock and Deferral Plan for Non-Employee Directors and 139,500 shares of Common Stock issued as Bonus Shares, to the extent not previously sold under the Registration Statement, may continue to be made under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Energy Partners, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 12th day of May, 2005.

                                  ENERGY PARTNERS, LTD.


                                  By:  /s/ Richard A. Bachmann
                                       -------------------------------
                                       Richard A. Bachmann
                                       Chairman and Chief
                                       Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.


                 Signature                                        Title                                 Date
                 ---------                                        -----                                 ----

/s/ Richard A. Bachmann                          Chairman and Chief Executive                       May 12, 2005
-------------------------------------              Officer (Principal Executive Officer)
         Richard A. Bachmann

/s/ David R. Looney
-------------------------------------            Executive Vice President and Chief Financial       May 12, 2005
         David R. Looney                           Officer (Principal Financial Officer)

/s/ Dina M. Bracci
-------------------------------------            Controller (Principal Accounting Officer)          May 12, 2005
         Dina M. Bracci

                    *                                   Director                                    May 12, 2005
-------------------------------------
         John C. Bumgarner, Jr.

/s/ Jerry D. Carlisle                                   Director                                    May 12, 2005
-------------------------------------
         Jerry D. Carlisle

                    *                                   Director                                    May 12, 2005
-------------------------------------
         Harold D. Carter

/s/ Enoch L. Dawkins                                    Director                                    May 12, 2005
-------------------------------------
         Enoch L. Dawkins

/s/ Dr. Norman C. Francis                               Director                                    May 12, 2005
-------------------------------------
         Dr. Norman C. Francis

                    *                                   Director                                    May 12, 2005
-------------------------------------
         Robert D. Gershen



                 Signature                                        Title                                 Date
                 ---------                                        -----                                 ----

/s/ William R. Herrin                                   Director                                    May 12, 2005
-------------------------------------
         William R. Herrin

                    *                                   Director                                    May 12, 2005
-------------------------------------
         William O. Hiltz

                    *                                   Director                                    May 12, 2005
-------------------------------------
         John G. Phillips


*        By:  /s/ Richard A. Bachmann
              -----------------------                                                               May 12, 2005
              Richard A. Bachmann, as
              Attorney-in-Fact

